For Immediate Release

Date:                      February 1, 2012
Contact:                Roger S. Deacon
Chief Financial Officer
Phone:                    (215) 775-1435

FOX CHASE BANCORP, INC. REPORTS INCREASE IN EARNINGS
FOR THE QUARTER AND YEAR
(Announces an Increase in Cash Dividend to $0.04 Per Share)

HATBORO, PA, February 1, 2012 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $4.8 million, or $0.36 per diluted share, for the year ended December 31, 2011, representing a 74% increase compared to net income of $2.7 million, or $0.20 per diluted share, for the year ended December 31, 2010.  The Company reported net income of $1.0 million, or $0.09 per diluted share, for the quarter ended December 31, 2011 compared to net income of $893,000, or $0.07 per diluted share, for the quarter ended December 31, 2010.

The Company also announced that its Board of Directors has declared a cash dividend of $0.04 per outstanding share of common stock, compared to $0.02 per outstanding share paid in November 2011. The dividend will be paid on or about February 29, 2012 to stockholders of record as of the close of business on February 14, 2012.

Highlights for the year and quarter ended December 31, 2011 included:

•
Return on assets was 0.45% for the year ended December 31, 2011, compared to 0.24% for the year ended December 31, 2010.  Return on assets improved to 0.41% for the quarter ended December 31, 2011, compared to 0.32% for the quarter ended December 31, 2010.

•
Net interest income increased $3.9 million, or 14.1%, to $31.5 million for the year ended December 31, 2011 from $27.6 million for the same period in 2010. Net interest margin was 3.02% for the year ended December 31, 2011 compared to 2.42% for the year ended December 31, 2010.  The improvements in net interest income and margin were primarily driven by decreases in interest expense on deposits as higher rate certificates of deposit matured and other deposit products repriced in the lower rate environment throughout 2010 and 2011. Reduced interest costs on Federal Home Loan Bank (“FHLB”) advances also contributed to the decrease in interest expense as $30.0 million in advances matured during the third quarter of 2011.

•
Net interest income increased $575,000, or 7.8%, to $8.0 million for the quarter ended December 31, 2011, compared to $7.4 million for the quarter ended December 31, 2010. Net interest margin was 3.18% for the quarter ended December 31, 2011 compared to 3.10% for the quarter ended September 30, 2011 and 2.72% for the quarter ended December 31, 2010.

•
The efficiency ratio improved to 63.1% for the year ended December 31, 2011 compared to 71.1% for the year ended December 31, 2010.  The efficiency ratio was 61.7% for the quarter ended December 31, 2011 compared to 61.6% for the quarter ended September 30, 2011 and 67.0% for the quarter ended December 31, 2010.

•
Service charges and other fee income increased $498,000, or 44.0%, to $1.6 million for the year ended December 31, 2011 from $1.1 million for the same period in 2010. The increase was primarily due to an increase in cash management and commercial fee income of $535,000 for the year ended December 31, 2011, which included unused lines and letters of credit and international banking transaction fees.

•
The Bank recorded a pre-tax gain of $1.1 million on the sale of approximately $12.8 million of mortgage related securities for the twelve months ended December 31, 2011 compared to a pre-tax gain of $2.0 million on the sale of approximately $36.5 million of mortgage related securities for the twelve months ended December 31, 2010.

•
Noninterest expense increased $697,000, or 3.3%, to $22.1 million for the year ended December 31, 2011 from $21.4 million for the same period in 2010.  Salaries, benefits and compensation increased $633,000 for the year ended December 31, 2011 primarily due to increased employee stock ownership benefits implemented in conjunction with the Bank’s mutual-to-stock conversion in the second quarter of 2010 and higher incentive compensation accruals. Professional fees increased by $346,000 for the year ended December 31, 2011 primarily due to incremental legal costs associated with nonperforming assets as well as additional consulting costs. Other real estate owned related expenses increased $219,000 during the year ended December 31, 2011.  FDIC premiums decreased $531,000 for the year ended December 31, 2011 primarily due to the reduction in the assessment rate and lower deposit balances.

•
Total assets were $1.02 billion at December 31, 2011, a decrease of $79.6 million, or 7.3%, from $1.10 billion at December 31, 2010. The decrease was primarily due to a $73.3 million, or 20.2%, decrease in total securities and a $30.7 million decrease in cash and cash equivalents, offset by a $27.9 million, or 4.3%, increase in loans.

•
Total loans were $670.6 million at December 31, 2011, an increase of $27.9 million, or 4.3%, from $642.7 million at December 31, 2010.  The Bank’s multi-family and commercial real estate portfolio increased $63.8 million and the commercial and industrial portfolio increased $33.4 million, offset by decreases in the one-to four-family real estate portfolio of $39.9 million, commercial construction portfolio of $12.9 million and consumer loan portfolio of $16.7 million.

•
Total loans were $670.6 million at December 31, 2011, an increase of $22.4 million, or 3.5%, from $648.1 million at September 30, 2011.  The Bank’s multi-family and commercial real estate portfolio increased $37.9 million and the commercial and industrial portfolio increased $7.2 million, offset by decreases in the one-to four-family real estate portfolio of $10.6 million, commercial construction portfolio of $2.7 million and consumer loan portfolio of $9.9 million.

•
Total liabilities were $827.7 million at December 31, 2011, a decrease of $62.1 million, or 7.0%, from $889.8 million at December 31, 2010. The decrease was primarily a result of a reduction in higher-rate certificates of deposit of approximately $58.5 million and a reduction in higher-rate money market accounts of approximately $21.2 million, offset by an increase of $13.4 million in noninterest-bearing deposit accounts and an increase of $31.3 million in savings and NOW accounts. Additionally, FHLB advances declined $34.5 million during 2011, of which $30.0 million matured in the third quarter of 2011.

•
Total stockholders’ equity was $188.2 million at December 31, 2011, a decrease of $17.5 million, or 8.5%, from $205.7 million at December 31, 2010, due primarily to the repurchase of $19.8 million or 1,524,900 shares of treasury stock, representing 10.5% of the Company’s outstanding shares.

Credit related items as of and for the year ended December 31, 2011 include:

•
The allowance for loan losses decreased to $12.1 million, or 1.77% of total loans, at December 31, 2011 compared to $12.4 million, or 1.90% of total loans, at December 31, 2010 and $12.6 million, or 1.90% of total loans, at September 30, 2011.  The decrease in the allowance for loan losses was primarily due to a reduction in the level of nonperforming assets during the three months ended December 31, 2011.

•
Provision for loan losses decreased $479,000 to $5.7 million for the twelve months ended December 31, 2011 compared to $6.2 million for the twelve months ended December 31, 2010.  The provision for loan losses increased $1.4 million to $2.8 million for the three months ended December 31, 2011 as compared to $1.4 million for the three months ended December 31, 2010.

•
Net loan charge-offs increased $1.7 million to $6.1 million for the twelve months ended December 31, 2011 compared to $4.4 million for the twelve months ended December 31, 2010.  Net loan charge-offs increased $3.1 million to $3.3 million for the three months ended December 31, 2011 compared to $226,000 for the three months ended December 31, 2010.

•
The increases in the provision for loan losses and net loan charge-offs for the three months ended December 31, 2011 are primarily due to specific incremental impairments totaling $2.2 million on three commercial loans, all of which are located in Southern New Jersey. One of the loans was liquidated during the quarter and the remaining two were recorded at appraised liquidation value at December 31, 2011.

•
Nonperforming assets declined to $19.5 million, or 1.92% of total assets, at December 31, 2011 from $25.7 million, or 2.49% of total assets, at September 30, 2011 and $29.8 million, or 2.72% of total assets, at December 31, 2010. The reduction in nonperforming assets was due to the sale and collection of certain loans and properties throughout 2011;

•
Delinquent loans totaled $949,000 at December 31, 2011, compared to $4.5 million at September 30, 2011 and $5.1 million at December 31, 2010.  There were no delinquent commercial loans at December 31, 2011.

Commenting on the performance for the year, Thomas M. Petro, President and Chief Executive Officer said, “We made significant progress this year in our strategy of transitioning Fox Chase Bank from a traditional thrift to a commercial bank in a very challenging operating environment.  Our progress was evidenced in all of our key operating metrics: return on assets increased 87% over the prior year, net interest margin increased significantly, and our efficiency ratio improved. These results were driven by strong commercial loan growth, a reduction in nonperforming assets, and disciplined expense management.”

Petro added, “During 2011 we continued to invest in our business, enhancing our capable commercial lending team while successfully working through a tough environment with improving operating results.  With commercial loans now comprising 65% of our loan portfolio, we are experiencing good traction in our commercial banking business.  While we expect the environment to remain challenging, we are well positioned to exit the credit cycle with a strong balance sheet, capable team and capital to grow.  Finally, we are pleased to announce an increase in our dividend to $0.04 per share.”

Fox Chase Bancorp, Inc. will host a conference call to discuss fourth quarter and year to date 2011 results on Thursday, February 2, 2012 at 9:00 am EST.  The general public can access the call by dialing 1-877-317-6789.  A replay of the conference call will be available through March 12, 2012 by dialing 1-877-344-7529; use Conference ID: 10008687.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)	(Audited)
INTEREST INCOME
Interest and fees on loans	$8,849	$9,003	$35,428	$36,320
Interest on mortgage related securities	2,124	2,436	9,775	11,874
Interest on investment securities available-for-sale
Taxable	108	156	488	471
Nontaxable	19	77	184	334
Other interest income	2	37	71	286
Total Interest Income	11,102	11,709	45,946	49,285
INTEREST EXPENSE
Deposits	1,903	2,672	8,672	15,203
Short-term borrowings	3	-	5	-
Federal Home Loan Bank advances	771	1,187	4,085	4,789
Other borrowed funds	437	437	1,733	1,733
Total Interest Expense	3,114	4,296	14,495	21,725
Net Interest Income	7,988	7,413	31,451	27,560
Provision for loan losses	2,825	1,358	5,734	6,213
Net Interest Income after Provision for Loan Losses	5,163	6,055	25,717	21,347
NONINTEREST INCOME
Service charges and other fee income	423	375	1,630	1,132
Net gain on sale of premises and equipment	-	-	-	6
Net gain on sale of other real estate owned	173	44	250	44
Impairment loss on real estate held for investment	-	-	(110)	-
Income on bank-owned life insurance	119	119	468	471
Other	153	121	375	273
Total other-than-temporary impairment loss	-	-	(407)	-
Less: Portion of loss recognized in other comprehensive income (before taxes)	-	-	46	-
Net other-than-temporary impairment loss	-	-	(361)	-
Net gains on sale of investment securities	1,091	-	1,091	1,963
Net investment securities gains	1,091	-	730	1,963

Total Noninterest Income	1,959	659	3,343	3,889
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,083	3,112	12,761	12,128
Occupancy expense	457	428	1,845	1,822
Furniture and equipment expense	128	108	442	454
Data processing costs	442	425	1,719	1,662
Professional fees	475	450	1,720	1,374
Marketing expense	116	50	356	291
FDIC premiums	188	285	870	1,401
Provision for loss on other real estate owned	247	57	657	436
Other real estate owned expense	56	32	105	107
Other	409	485	1,594	1,697
Total Noninterest Expense	5,601	5,432	22,069	21,372
Income Before Income Taxes	1,521	1,282	6,991	3,864
Income tax provision	477	389	2,212	1,120
Net Income	$1,044	$893	$4,779	$2,744
Earnings per share:
Basic	$0.09	$0.07	$0.36	$0.20
Diluted	$0.09	$0.07	$0.36	$0.20

CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in Thousands, Except Per Share Data)
	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$734	$156
Interest-earning demand deposits in other banks	6,852	38,158
Total cash and cash equivalents	7,586	38,314
Investment securities available-for-sale	23,106	32,671
Mortgage related securities available-for-sale	225,664	278,632
Mortgage related securities held-to-maturity (fair value of $41,758 at
December 31, 2011 and $50,817 at December 31, 2010)	41,074	51,835
Loans, net of allowance for loan losses of $12,075
at December 31, 2011 and $12,443 at December 31, 2010	670,572	642,653
Other real estate owned	2,423	3,186
Federal Home Loan Bank stock, at cost	8,074	9,913
Bank-owned life insurance	13,606	13,138
Premises and equipment	10,431	10,693
Real estate held for investment	1,620	1,730
Accrued interest receivable	3,585	4,500
Mortgage servicing rights, net	316	448
Deferred tax asset, net	1,682	1,376
Other assets	6,124	6,414
Total Assets	$1,015,863	$1,095,503
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$676,594	$711,763
Short-term borrowings	8,500	-
Federal Home Loan Bank advances	88,278	122,800
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	1,736	1,896
Accrued interest payable	418	580
Accrued expenses and other liabilities	2,145	2,760
Total Liabilities	827,671	889,799
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at December 31, 2011 and 2010)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
13,037,310 shares issued and outstanding at December 31, 2011 and 60,000,000 shares authorized, 14,547,173 shares issued
and outstanding at December 31, 2010)	146	145
Additional paid-in capital	134,871	133,997
Treasury stock, at cost (1,524,900 shares at December 31, 2011 and
0 shares at December 31, 2010)	(19,822)	-
Common stock acquired by benefit plans	(11,541)	(9,283)
Retained earnings	77,971	74,307
Accumulated other comprehensive income, net	6,567	6,538
Total Stockholders' Equity	188,192	205,704
Total Liabilities and Stockholders' Equity	$1,015,863	$1,095,503

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	December 31,	September 30,	December 31,
	2011	2011	2010
CAPITAL RATIOS:
Total stockholders’ equity (to total assets) (1)	18.53%	19.14%	18.78%

Tier 1 capital (to adjusted assets) (2)	15.30	14.95	13.60
Tier 1 risk –based capital (to risk-weighted assets) (2)	22.88	23.27	22.53
Total risk-based capital (to risk-weighted assets) (2)	23.90	24.28	23.76

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonperforming loans (3)	$17,078	$20,629	$26,637
Accruing loans past due 90 days or more (3)	-	2,117	-
Total nonperforming loans and accruing loans 90 days or more past due	$17,078	$22,746	$26,637
Other real estate owned	2,423	2,907	3,186
Total nonperforming assets	$19,501	$25,653	$29,823

Ratio of nonperforming loans to total loans (4)	2.50%	3.44%	4.07%
Ratio of nonperforming assets to total assets	1.92	2.49	2.72
Ratio of allowance for loan losses to total loans	1.77	1.90	1.90
Ratio of allowance for loan losses to
nonperforming loans (4)	70.7	55.3	46.7

Impaired Loans:
Nonperforming loans (4)	$17,078	$22,746	$26,637
Troubled debt restructurings	7,207	6,856	8,617
Other impaired loans	-	-	3,894
Total impaired loans	$24,285	$29,602	$39,148

Past Due Loans:
30 - 59 days	$528	$846	$5,001
60 - 89 days	421	3,612	144
Total	$949	$4,458	$5,145

(1)     Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2)     Represents capital ratios of Fox Chase Bank.
(3)   At September 30, 2011, accruing loans past due 90 days or more included $2.1 million of consumer loans that matured during the September 2011 quarter.
(4)   Includes nonaccruing loans and accruing loans past due 90 days or more.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
PERFORMANCE RATIOS (5):
Return on average assets	0.41%	0.46%	0.32%
Return on average equity	2.17	2.42	1.73
Net interest margin	3.18	3.10	2.72
Efficiency ratio (6)	61.7	61.6	67.0
OTHER:
Tangible book value per share	$14.43	$14.33	$14.14
Employees (full-time equivalents)	136	135	138

	At or for the Twelve Months Ended
	December 31,	December 31,
	2011	2010
PERFORMANCE RATIOS (5):
Return on average assets	0.45%	0.24%
Return on average equity	2.36	1.65
Net interest margin	3.02	2.42
Efficiency ratio (6)	63.1	71.1

(5)	Annualized
(6)	Represents noninterest expense, excluding provision for loss on other real estate owned, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and other real estate owned and impairment loss on real estate held for investment.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Twelve Months Ended December 31,
	2011			2010
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$31,894	$71	0.22%	$82,257	$286	0.35%
Mortgage related securities	316,780	9,775	3.09%	356,233	11,874	3.33%
Taxable securities	31,818	488	1.53%	28,197	471	1.67%
Nontaxable securities	4,043	184	4.55%	8,318	334	4.01%
Loans (1)	650,612	35,428	5.40%	656,167	36,320	5.50%
Allowance for loan losses	(12,895)			(11,415)
Net loans	637,717	35,428		644,752	36,320
Total interest-earning assets	1,022,252	45,946	4.41%	1,119,757	49,285	4.33%
Noninterest-earning assets	41,466			46,932
Total assets	$1,063,718			$1,166,689
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	601,963	8,672	1.44%	744,344	15,203	2.04%
Borrowings	162,419	5,823	3.54%	175,963	6,522	3.66%
Total interest-bearing liabilities	764,382	14,495	1.89%	920,307	21,725	2.35%
Noninterest-bearing deposits	90,460			70,256
Other noninterest-bearing liabilities	6,001			9,341
Total liabilities	860,843			999,904
Stockholders' equity	195,683			158,633
Accumulated comprehensive income	7,192			8,152
Total stockholder's equity	202,875			166,785
Total liabilities and stockholders' equity	$1,063,718			$1,166,689

Net interest income		$31,451			$27,560
Interest rate spread			2.52%			1.98%
Net interest margin			3.02%			2.42%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended December 31,
	2011			2010
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$7,153	$2	0.12%	$61,329	$37	0.24%
Mortgage related securities	290,958	2,124	2.92%	327,773	2,436	3.18%
Taxable securities	29,879	108	1.46%	35,327	156	1.76%
Nontaxable securities	1,872	19	4.00%	7,657	77	3.99%
Loans (1)	664,441	8,849	5.25%	651,087	9,003	5.46%
Allowance for loan losses	(13,030)			(11,748)
Net loans	651,411	8,849		639,339	9,003
Total interest-earning assets	981,273	11,102	4.42%	1,071,425	11,709	4.28%
Noninterest-earning assets	39,445			46,851
Total assets	$1,020,718			$1,118,276
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	586,913	1,903	1.29%	648,124	2,672	1.64%
Borrowings	145,827	1,211	3.25%	173,487	1,624	3.66%
Total interest-bearing liabilities	732,740	3,114	1.68%	821,611	4,296	2.06%
Noninterest-bearing deposits	91,777			79,289
Other noninterest-bearing liabilities	3,940			10,968
Total liabilities	828,457			911,868
Stockholders' equity	184,945			198,779
Accumulated comprehensive income	7,316			7,629
Total stockholder's equity	192,261			206,408
Total liabilities and stockholders' equity	$1,020,718			$1,118,276

Net interest income		$7,988			$7,413
Interest rate spread			2.74%			2.22%
Net interest margin			3.18%			2.72%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	December 31, 2011			September 30, 2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$7,153	$2	0.12%	$28,268	$16	0.22%
Mortgage related securities	290,958	2,124	2.92%	315,815	2,425	3.07%
Taxable securities	29,879	108	1.46%	31,516	116	1.47%
Nontaxable securities	1,872	19	4.00%	2,105	28	5.30%
Loans (1)	664,441	8,849	5.25%	652,669	9,021	5.45%
Allowance for loan losses	(13,030)			(12,834)
Net loans	651,411	8,849		639,835	9,021
Total interest-earning assets	981,273	11,102	4.42%	1,017,539	11,606	4.46%
Noninterest-earning assets	39,445			44,186
Total assets	$1,020,718			$1,061,725
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	586,913	1,903	1.29%	596,979	2,099	1.40%
Borrowings	145,827	1,211	3.25%	160,201	1,446	3.53%
Total interest-bearing liabilities	732,740	3,114	1.68%	757,180	3,545	1.85%
Noninterest-bearing deposits	91,777			91,414
Other noninterest-bearing liabilities	3,940			9,176
Total liabilities	828,457			857,770
Stockholders' equity	184,945			195,957
Accumulated comprehensive income	7,316			7,998
Total stockholder's equity	192,261			203,955
Total liabilities and stockholders' equity	$1,020,718			$1,061,725

Net interest income		$7,988			$8,061
Interest rate spread			2.74%			2.61%
Net interest margin			3.18%			3.10%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.